UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Alphatec Holdings, Inc. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2012 (the “Form 8-K”) for the sole purpose of amending and restating the disclosure under Item 3.01. Except for the foregoing, this Amendment No. 1 does not amend, modify or update the Form 8-K, which continues to speak as of the original date of the Form 8-K.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in Item 5.02 below, on February 22, 2012, the Company’s Board of Directors effected a management change of the Company, which included (i) the appointment of the Non-Executive Chairman of the Board of Directors, Leslie Cross, as the Company’s Chairman and Chief Executive Officer, and (ii) the appointment of the Company’s President, Chief Executive Officer and director, Dirk Kuyper, as President, Global Commercial Operations of the Company. Mr. Kuyper will remain on the Company’s board of directors. Due to these management changes, five of the ten members of the Board of Directors remain independent under NASDAQ rules.

On February 28, 2012, the Company notified The NASDAQ Stock Market LLC (NASDAQ) of the Company’s non-compliance with NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the board of directors of a NASDAQ-listed company be comprised of independent directors. The Company intends to regain compliance with the NASDAQ requirement that a majority of its Board of Directors be comprised of independent directors as soon as practicable, and in any event within the cure period prescribed by NASDAQ Listing Rule 5605(b)(1)(A).

Subsequent to the Company’s notification to NASDAQ, on March 9, 2012 the Company received a letter from NASDAQ stating that (i) as a result of the management change described above, the Company is not in compliance with NASDAQ Listing Rule 5605(b)(1) and (ii) the Company is not eligible for the cure period prescribed by NASDAQ Listing Rule 5605(b)(1)(A). In its letter, NASDAQ has provided the Company until April 23, 2012 to submit a plan to regain compliance, and if such plan is accepted, NASDAQ may grant an extension of up to 180 calendar days from March 9, 2012 to evidence compliance.

The Company intends to submit a plan to regain compliance with the NASDAQ requirement that a majority of its Board of Directors be comprised of independent directors as soon as practicable.

The notifications of non-compliance have no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: March 16, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President